Exhibit 99.1

FOR IMMEDIATE RELEASE

Immunicon Corporation Announces Receipt of

Notice from Nasdaq

Huntingdon Valley, PA, November 16, 2007 – Immunicon Corporation (NASDAQ-GM:IMMC) announced today that, on November 12, 2007, it received a notice from The Nasdaq Stock Market indicating that Immunicon does not comply with the continued listing requirements set forth in Marketplace Rule 4450(a)(3). This rule requires that Immunicon have a minimum of $10,000,000 in stockholders’ equity in order to continue listing its securities on The Nasdaq Global Market. Accordingly, Nasdaq staff are reviewing Immunicon’s eligibility for continued listing on The Nasdaq Global Market.

The Nasdaq staff have requested that on or before November 27, 2007, Immunicon submit a plan for regaining and sustaining compliance with all applicable continued listing requirements of The Nasdaq Global Market, including the minimum stockholders’ equity requirement. Alternatively, if Immunicon wishes to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market, the Nasdaq staff has requested that the application for such transferred listing to The Nasdaq Capital Market be submitted on or before November 27, 2007.

Immunicon has decided to submit an application to transfer its listing to The Nasdaq Capital Market and expects to submit the application on or prior to November 27, 2007, though there can be no assurance that the application will be sufficient to secure listing on The Nasdaq Capital Market.

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products, and is providing certain analytical services to pharmaceutical and biotechnology companies to assist them in developing new therapeutic agents, with an initial focus on cancer disease management. Immunicon has developed platform technologies to identify, count and characterize a small number of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. For more information, please visit www.immunicon.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements regarding the anticipated clinical utility of Immunicon’s products, statements regarding the timing and success of Immunicon’s plan to regain compliance with the listing standards of The Nasdaq Global Market and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, are based on the current expectations and intent of the management of Immunicon and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by these statements. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, but not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis and the ongoing arbitration proceeding with Veridex; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of product candidates; Immunicon’s ability to obtain licenses from third parties to commercialize products; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers; compliance with applicable manufacturing standards; retaining key personnel; delays in the development of new products or planned improvements to products; effectiveness of products compared to competitors’ products; protection of Immunicon’s intellectual property; conflicts with third party intellectual property; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. ALL RIGHTS RESERVED.

Contact Information:	Investors/Media: Tierney Communications
James G. Murphy	Denise Portner
SVP of Finance & Administration, CFO	Vice President
215-346-8313	215-790-4395
jmurphy@immunicon.com	dportner@tierneyagency.com